Exhibit 5.2
                                                                     -----------

                           Law Offices Of S. A. Wajid

S. A Wajid* B.Sc., LLB., L.L.M. (USA)                           TFo5, CITY POINT
                                                               13 INFANTRY ROAD,
ADVOCATES and SOLICITORS                                      BANGALORE, 560 001
CONSULTANTS                                                  TELEPHONE: 28600583
INTERNATIONAL BUSINESS LAW                                               2865556
TRANSNATIONAL LITIGATION                                 TELE FAX: 91-80-2860168
LAW RELATING TO FOREIGNERS & NIRIS               e-mail: sawajid@blr.vsnI.net.in

         Pacific CMA Inc.                        September 22,2006
         153-04 Rockaway Blvd.
         Jamaica, NY 11434

Sir,
         Re: Legal Opinion
             Quarterly Report on Form 10-Q
             (for the quarter ended June 30, 2006)
             with the United States Securities and Exchange Commission

      In the professional capacity of your Indian Counsel, we are pleased to forward the enclosed Legal Opinion in connection with your quarterly report on Form 10-Q for your fiscal quarter ended June 30, 2006 ("Form 10-Q").

      In that context, we have discussed the Legal implications on matters relating to acquisition of HTL. The Legal Opinion is limited to Indian Law as currently applied by the Court in India in Corporate Matters including Securities Exchange Board of India (SEBI) Regulations.

      This opinion is limited to Indian law as currently applied by the courts in India, and is given on the basis that it will be governed and construed in accordance with Indian law. Capitalized terms used in this opinion unless specifically defined herein, shall bear the same meaning as defined in the Form 10-Q.

      As your legal counsel, we have examined the following, strictly under Indian law, and no other law:

      The information set forth in the portions of the Form 10-Q under the heading "Item 1.A. Risk Factors." in regard to the acquisition of HTL, to the extent that they discuss Indian Law and Regulations, have been read and analyzed by us. The discussion in that context is found to be in conformity with the existing law and prevalent practice in India concerning Foreign Corporations.

      We consent to the use of this opinion as an exhibit to the Form 10-Q and further consent to the use of our name wherever appearing in the Form 10-Q and incorporated by reference to a Registration Statement (the "RS") filed by you under SEC File No. 333-134620, including any Prospectus constituting a part thereof, and any amendments thereto.

      This opinion is rendered by us to Pacific CMA, Inc. in relation to matters governed by Indian Law and Regulations concerning Foreign Corporations and further the Legal Opinion is specifically issued with regard to the RS. Though this opinion is for the use of Pacific CMA, Inc., any third party may rely upon it without seeking prior written consent from us.

                                     Sincerely yours,



                                     /s/ S.A.Wajid, B.Sc., L.L.B., LLM. (U.S.A.)
                                             Attorney-at-law & Legal Consultant
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* American Bar Association,          Member: International Bar Association,
  Chicago, U.S.A.                            London, England